Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES THIRD QUARTER 2007 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 4Q07 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, October 24, 2007 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $6.3 million for the third quarter ended September 30, 2007, an improvement of $720,000 or 12.9% over net income of $5.6 million for the third quarter of 2006. Diluted earnings per share for the 2007 third quarter were $.54, as compared to diluted earnings per share of $.48 for the same quarter a year ago.

Net revenues for the third quarter ended September 30, 2007 totaled $82.9 million, an increase of approximately $13.5 million or 19.5% from the $69.4 million for the same quarter in 2006.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
Results of Operations	2007	2006	2007	2006
Revenues:
Staffing services	$43,911	$33,506	$101,673	$90,734
Professional employer service fees	38,997	35,917	105,709	101,629
Total revenues	82,908	69,423	207,382	192,363
Cost of revenues:
Direct payroll costs	35,642	25,145	79,200	67,827
Payroll taxes and benefits	21,835	20,403	66,288	63,677
Workers’ compensation	6,633	7,207	18,441	20,959
Total cost of revenues	64,110	52,755	163,929	152,463
Gross margin	18,798	16,668	43,453	39,900

Selling, general and administrative expenses	9,530	8,362	24,645	23,464
Depreciation and amortization	350	335	1,015	965
Income from operations	8,918	7,971	17,793	15,471
Other income, net	776	733	2,351	2,035
Income before taxes	9,694	8,704	20,144	17,506
Provision for income taxes	3,412	3,142	7,253	6,399
Net income	$6,282	$5,562	$12,891	$11,107
Basic earnings per share	$.56	$.49	$1.14	$.99

Weighted average basic shares outstanding	11,276	11,247	11,265	11,176
Diluted earnings per share	$.54	$.48	$1.10	$.95

Weighted average diluted shares outstanding	11,691	11,659	11,687	11,668

Barrett Business Services, Inc.

News Release – Third Quarter 2007

October 24, 2007

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Staffing services	$43,911	$33,506	$101,673	$90,734
Professional employer services	252,855	240,314	720,325	675,833
Total revenues	296,766	273,820	821,998	766,567
Cost of revenues:
Direct payroll costs	247,934	228,643	689,167	638,855
Payroll taxes and benefits	21,835	20,403	66,288	63,677
Workers’ compensation	8,199	8,106	23,090	24,135
Total cost of revenues	277,968	257,152	778,545	726,667
Gross margin	$18,798	$16,668	$43,453	$39,900

Gross revenues of $296.8 million for the third quarter ended September 30, 2007 rose 8.4% over the similar period in 2006. For the first nine months of 2007, gross revenues of $822.0 million increased 7.2% over the comparable 2006 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2007 and 2006:

	(Unaudited)
	Three Months Ended September 30,
	Gross Revenue				Net Revenue
	Reporting Method		Reclassification		Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$43,911	$33,506	$—	$—	$43,911	$33,506

Professional employer services	252,855	240,314	(213,858)	(204,397)	38,997	35,917
Total revenues	$296,766	$273,820	$(213,858)	$(204,397)	$82,908	$69,423
Cost of revenues	$277,968	$257,152	$(213,858)	$(204,397)	$64,110	$52,755

Barrett Business Services, Inc.

News Release – Third Quarter 2007

October 24, 2007

For the nine months ended September 30, 2007 and 2006:

	(Unaudited)
	Nine Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$101,673	$90,734	$—	$—	$101,673	$90,734

Professional employer services	720,325	675,833	(614,616)	(574,204)	105,709	101,629
Total revenues	$821,998	$766,567	$(614,616)	$(574,204)	$207,382	$192,363
Cost of revenues	$778,545	$726,667	$(614,616)	$(574,204)	$163,929	$152,463

William W. Sherertz, President and Chief Executive Officer, commented: “Our third quarter operating results represent record-level performance in terms of both revenues and earnings.”

The following summarizes the unaudited consolidated balance sheets at September 30, 2007 and December 31, 2006.

Barrett Business Services, Inc.

News Release – Third Quarter 2007

October 24, 2007

	September 30,	December 31,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$57,638	$69,874
Marketable securities	2,591	3,159
Trade accounts receivable, net	45,339	31,328
Prepaid expenses and other	1,903	1,940
Deferred income taxes	4,251	4,699
Workers’ compensation receivables for insured claims	225	225
Total current assets	111,947	111,225
Marketable securities	414	406
Goodwill, net	39,859	27,536
Intangibles, net	111	75
Property, equipment and software, net	16,039	13,502
Restricted marketable securities and workers’ compensation deposits	3,096	2,616
Other assets	1,506	2,143
Workers’ compensation receivables for insured claims	4,270	4,678
	$177,242	$162,181

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$968	$1,545
Accrued payroll, payroll taxes and related benefits	38,262	33,372
Income taxes payable	890	—
Other accrued liabilities	1,037	516
Workers’ compensation claims liabilities	3,690	3,843
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	8,065	7,519
Total current liabilities	53,137	47,020
Customer deposits	711	817
Long-term workers’ compensation claims liabilities	3,020	5,295
Long-term workers’ compensation liabilities for insured claims	2,906	3,011
Deferred income taxes	2,965	1,545
Deferred gain on sale and leaseback	701	793
Stockholders’ equity	113,802	103,700
	$177,242	$162,181

Barrett Business Services, Inc.

News Release – Third Quarter 2007

October 24, 2007

Outlook for Fourth Quarter 2007

The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2007. The Company expects gross revenues for the fourth quarter of 2007 to range from $285 million to $290 million, as compared to $274 million for the fourth quarter of 2006, and anticipates diluted earnings per share for the fourth quarter of 2007 to range from $.45 to $.48 per share, as compared to $.45 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2007 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On October 25 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss third quarter 2007 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 21000117. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, October 25, 2007 at 12:00 p.m. PT and ending on November 1, 2007. To listen to the recording, dial (800) 642-1687 and enter conference identification code 21000117.

Statements in this release about future events or performance, including earnings expectations for the fourth quarter of 2007, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets and the collectibility of accounts receivable, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2006 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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